EXHIBIT 99

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


  In connection with the Annual Report of The Bombay Company, Inc. Employee 401(k) Savings and Stock Ownership Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.





/S/ JAMES  D.  CARREKER                      /S/ ELAINE D. CROWLEY
-----------------------------                 ------------------------------
James D. Carreker                             Elaine D. Crowley
Chairman of the Board and                     Senior Vice President, Chief
Chief Executive Officer,                      Financial Officer and Treasurer,
The Bombay Company, Inc.                      The Bombay Company, Inc.


Dated:  June 27, 2003                         Dated:  June 27, 2003

















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